Exhibit 4.1
                           GTECH HOLDINGS CORPORATION
                           2000 RESTRICTED STOCK PLAN


                                    Section 1
                                 Purpose of Plan

         The purpose of the GTECH Holdings Corporation 2000 Restricted Stock Plan is to advance the interests of the Corporation by encouraging and providing for the acquisition of equity interests in the Corporation by key employees of the Corporation and its subsidiaries, and by enabling the Corporation to retain the services of such employees upon whose judgment, interest and special effort and successful conduct of its operations is largely dependant.

                                    Section 2
                                   Definitions

          Whenever the following capitalized terms are used in this Plan, they shall have the meaning specified below:

          2.1 "Board" means the Board of Directors of the Corporation.

          2.2 "Cause" shall be defined in any employment or similar agreement in force between the Corporation and a Participant or, in the event there is no employment similar agreement in force between the Corporation and Participant which defines "Cause", "Cause" means a termination of a Participant's employment by the Corporation as a result of: (i) the Participant engaging in serious misconduct that is injurious to the Corporation, or any of its subsidiaries or any other Participating Corporation; (ii) a Participant having been convicted of, or entered a plea of nolo contendere to a crime that constitutes a felony;
(iii) the breach by the Participant of any written covenant or agreement with the Corporation not to disclose any information pertaining to the Corporation or any of its subsidiaries or not to compete or interfere with the Corporation or any of its subsidiaries; or (iv) a Participant's abuse of illegal drugs or other controlled substances or a Participant's habitual intoxication.

          2.3 "Change in Control" means the happening of any of the following:

               (i) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period, shall be deemed an Incumbent Director;

               (ii) any "person", including a "group" (as such terms are used in
                    Sections 13(d) and 14(d) of the Act, but excluding the Corporation, any of its affiliates, or any employee benefit plan of the Corporation or any of its affiliates) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Corporation representing the greater of 30% or more of the combined voting power of the Corporation's then outstanding securities;

               (iii)the   stockholders  of  the  Corporation   shall  approve  a
                    definitive agreement (1) for the merger or other business combination of the Corporation with or into another corporation if (A) a majority of the directors of the surviving corporation were not directors of the Corporation immediately prior to the effective date of such merger or
                    (B) the stockholders of the Corporation immediately prior to the effective date of such merger own less than 50% of the combined voting power in the then outstanding securities in such surviving corporation or (2) for the sale or other disposition of all or substantially all of the assets of the Corporation; or

               (iv) the  purchase  of 30% or more of the Stock  pursuant  to any tender or exchange offer made by any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Act), other than the Corporation, any of its affiliates, or any employee benefit plan of the Corporation or any of its affiliates.

          2.4 "Code" means the Internal Revenue Code of 1986, as amended.

          2.5 "Committee" means Compensation Committee of the Board or any other Committee of the Board appointed by the Board to administer the Plan from time to time.

          2.6 "Common Stock" means the common stock of the Corporation.

          2.7  "Corporation"  means  GTECH  Holdings  Corporation,   a  Delaware
corporation.

          2.8 "Date of Grant" means the date on which the Committee makes a Restricted Stock Award under the Plan or such later date as the Committee may specify to be the effective date of the Restricted Stock Award.

          2.9   "Disability"   means  the  permanent  and  total  disability  as
determined under the Corporation's long-term disability program.

          2.10 "Effective Date" means the effective date of this Plan as defined in Section 9.1.

          2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.12 "Fair Market Value" of a share of Common Stock as of any given date means the closing sales price of the Common Stock on the New York Stock Exchange as reflected on the composite index on the trading date immediately preceding the date as of which the Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If the Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

          2.13 "Participant" means any individual to whom a Restricted Stock Award has been granted under the Plan.

          2.14 "Participating Corporation" means the Corporation and any present or future corporation that: (i) controls, is controlled by or is under common control with the corporation; (ii) the Board elects to treat as a Participating Corporation; and (iii) agrees to be a Participating Corporation.

          2.15 "Plan" means the GTECH Holdings Corporation 2000 Restricted Stock Plan as set forth herein, as it may be amended from time to time.

          2.16 "Restricted Stock Award" means an award of restricted stock under
Section 6 hereof entitling a Participant to shares of Common Stock that are non-transferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

          2.17 "Restricted Stock Agreement" means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of a Restricted Stock Award granted to a Participant.

                                    Section 3
                           Shares Subject to the Plan

          3.1.  Number of Shares.  Subject to the  following  provisions of this
Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Restricted Stock Awards under the Plan is 400,000 shares of Common Stock. The shares of Common Stock to be delivered under the Plan will be made available from issued shares of Common Stock of the Company that have been reacquired by the Corporation. To the extent that any Restricted Stock Award payable in Common Stock is forfeited, cancelled, returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other
forfeiture   events,  or  otherwise   terminates   without  payment  being  made
thereunder, shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be subject to Restricted Stock Awards under the Plan pursuant to such limitations.

          3.2. Share Adjustments. If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or other change in corporate structure affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and in equitable to the Participants and consistent with the terms of this Plan, cause and adjustment to be made in
(i) the maximum number and kind of shares provided in Section 3.1 hereof, (ii) the performance, targets or goals applicable to any outstanding Restricted Stock Awards or (iii) any other terms of a Restricted Stock Award that are affected by the event.

                                    Section 4
                           Administration of the Plan.

          4.1. Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two persons selected by the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee Member shall meet the definition of "non-employee director" for the purposes of such Rule 16b-3 under the Exchange Act. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Restricted Stock Award thereunder.

          4.2. Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have the authority in its discretion to determine those individuals to whom, and the time or times at which, Awards may be granted, the number of shares subject to each Restricted Stock Award, the time or times at which a Restricted Stock Award shall become vested, the performance criteria, business or performance goals or other conditions of a Restricted Stock Award and all other terms of the Restricted Stock Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for the Plan Administration. The Committee may prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive and binding upon all parties.

          4.3. Changes to Awards. The Committee shall have the authority to effect, at any time and from time to time, (i) the cancellation of any and all outstanding Restricted Stock Awards and the granting and substitution therefore of new Restricted Stock Awards covering the same or different numbers of shares of Common Stock, or (ii) the amendment of the terms of any and all outstanding Restricted Stock Awards; provided, however, that no such action by the Committee may adversely impair the rights of a Participant (or any permitted transferee) under any outstanding Restricted Stock Award without the consent of a Participant (or transferee). The Committee may in its discretion accelerate the vesting of a Restricted Stock Award at any time or on the basis of any specified event.

          4.4. Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Corporation the authority of the Committee to grant and determine the terms and conditions of Restricted Stock Awards awarded under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to awards awarded to any member of the Board or any Participant who the Committee determines may be subject to Rule 16b-3 under the Exchange Act.

                                    Section 5
                             Eligibility and Awards.

          Participation in the Plan has been determined by the Board with respect to recipients of Restricted Stock Awards granted at the time of adoption of the Plan. The Committee shall determine the Participants with respect to any future grants of Restricted Stock Awards.

                                    Section 6
                             Restricted Stock Award

          6.1. Grant of Restricted Stock Awards. A Restricted Stock Award to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine ("Restricted Shares"). In connection with issuance of any restricted shares, the Committee may (but shall not be obligated to) require the payment of a specified payment price (which price may be less than fair market value).

          6.2. Vesting Requirements. The restrictions imposed on Restricted Shares issued under a Restrictive Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Restricted Stock
Agreement. Notwithstanding the foregoing, unless otherwise provided by the Committee in the Restricted Stock Agreement, those restrictions on Restricted Shares shall lapse upon (i) a change of control of the corporation, (ii) the death or disability of the Participant, or (iii) an involuntary termination of the Participant's employment other than for Cause.

          6.3. Restrictions. Restricted Shares may not be transferred or assigned (except by will or the laws of descent and distribution), or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the Restricted Shares shall remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the Restrictive Shares being forfeited and being returned to the Corporation, with the purchase price paid by the Participant, if any, to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the Restricted Shares bear a legend making appropriate reference to the restrictions imposed. Any shares of Common Stock, or other securities of the Corporation, and any other property (except cash dividends) distributed with respect to the Restrictive Shares shall be subject to the same restrictions, terms and conditions of such Restricted Shares. At the time that all applicable restrictions are removed or have expired with respect to the Restrictive Shares, a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions, and restrictive stock legend (other than as required under the Securities Act of 1933 or otherwise), shall be delivered to the Participant, or his beneficiary or his estate, as the case may be.

          6.4. Rights as a Stockholder. Subject to the foregoing provisions of this Section 6, the Participant will have all rights of a stockholder with respect to Restricted Shares held by him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

          6.5. Forfeiture Events. Unless otherwise specified by the Committee and a Restricted Stock Agreement, any unvested portion of the Restricted Stock Award will be forfeited upon the Participant's termination of employment by the Corporation for Cause or upon a voluntary termination of employment by the Participant. In addition, the Committee may specify in a Restricted Stock Award that the Participant's rights in respect to the unvested portion of any Restricted Stock Award shall be subject to reduction, cancellation, forfeiture or upon the occurrence of certain other specified events, in addition to otherwise applicable vesting or performance conditions of an award. Such events shall include, but shall not be limited to, violation of material corporation policies, breach of non-competition, confidentiality, or other restricted covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or replication of the Corporation or any subsidiary.

          6.6. Section 83(b) Election. The Committee may provide in a Restricted Stock Agreement that the Restricted Stock Award is conditioned upon the Participant's refraining from making an election with respect to the Award under
Section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restrictive Stock Award, the Participant shall be required to promptly file a copy of such election with the Corporation.

                                    Section 7
                                Award Agreements.

          7.1. Form of Agreement. Each Restricted Stock Award under this Plan shall be evidenced by a Restricted Stock Agreement in a form approved by the Committee setting forth the number of shares of Common Stock subject to the Restricted Stock Award, the time or times in which the Restricted Stock Award will become vested and the purchase price, if any, for the shares. The Restricted Stock Agreement shall also set forth other material terms and conditions applicable to the Restricted Stock Award as determined by the Committee consistent with the limitations of this Plan.

                                    Section 8
                               General Provisions.

          8.1. Employment or Service. Nothing in the Plan, in the grant of any Restricted Stock Award or in any Restricted Stock Agreement shall confer upon any individual or Participant the right to continue in the capacity in which he is employed by or otherwise serves, the Corporation.

          8.2. Securities Laws. No shares of Common Stock will be issued or transferred pursuant to a Restricted Stock Award unless and until all then applicable requirements imposed by Federal and State securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to an Award, the Corporation may require the Participant to take any reasonable action to meet such requirement. The Committee may impose such conditions on any shares of Common Stock issuable to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any Blue Sky or any other securities laws applicable to such shares.

          8.3. Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from a Restricted Stock Award or an amount paid in satisfaction of a Restricted Stock Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of a Restricted Stock Award.

          8.4. Other Compensation and Benefit Plans. Except as provided herein, the adoption of the Plan shall not effect any other stock incentive or other compensation plans in effective for the Corporation or any subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentives or other compensation for employees of the Corporation.

          8.5 Plan Binding on Transferees. The Plan shall be binding upon the Corporation, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

          8.6. Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

          8.7. Severability. If any provision of the Plan or any Restricted Stock Agreement shall be determined to be illegal or unenforceable by an court of law in any jurisdiction, the remaining provisions hereof, and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall be made enforceable in any other jurisdiction.

          8.8. Governing Law. The validity and construction of this Plan and of the Restricted Stock Agreement shall be governed by the laws of the State of Rhode Island.

                                    Section 9
                Effective Date, Termination Date, and Amendment.

          9.1. Effective Date. The Plan shall become effective on the date of its adoption by the Board.

          9.2. Termination. The Plan shall terminate on the date immediately proceeding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely effect any award theretofore granted without the consent of the Participant or the transferee of a Restricted Stock Award.

          9.3. Amendment. The Board may at any time from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Corporation's stockholders to the extent it deems necessary or possible in its sole discretion for the listing requirements of the New York Stock Exchange or for any other purpose. No amendment or modification of the Plan will adversely affect any Restricted Stock Award theretofore granted without the consent of the Participant or the permitted transferee of the Restricted Stock Award.